UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2011

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lancaster Avenue
Devon, Pennsylvania	19333
(Address of principal executive offices)	(Zip Code)

(610) 254-0700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 28, 2011, LECG Corporation (the “Company”) received a letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market, notifying the Company of its failure to comply with the Listing Rule that requires listed securities to maintain a minimum bid price of $1.00 per share. The Company’s common stock has closed below the minimum $1.00 per share requirement for the last 30 consecutive business days. In accordance with the Listing Rules, the Company has a compliance period of 180 calendar days, or until September 26, 2011, in which to regain compliance or else it will be delisted.

The Company does not expect to resolve the deficiency or to regain compliance with the Listing Rules. In light of the transactions disclosed in the press release filed with this current report, the Company anticipates that it will be delisted sooner than September 26, 2011 and may request that its shares be delisted.

Item 8.01               Other Events

On April 1, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this current report.

Item 9.01               Financial Statements and Exhibits.

99.1	Press Release dated April 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

Dated: April 1, 2011	By:	/s/ Warren D. Barratt
Warren D. Barratt Chief Financial Officer

INDEX

99.1	Press Release dated April 1, 2011.